Exhibit 10.10

As of February 14, 2023

Reference is made to that certain Agreement and Plan of Merger, dated as of May 25, 2022 (the “Merger Agreement”), between Legato Merger Corp. II, a Delaware corporation (“Legato”), Legato Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Legato II (“Merger Sub”), and Southland Holdings LLC, a Texas limited liability company (“Southland”). In order to induce the parties to consummate the transactions contemplated by the Merger Agreement (the “Transactions”), the undersigned are agreeing to the terms set forth in this letter agreement (“Agreement”).

The stockholders of Legato set forth on Schedule A attached hereto (collectively, the “Legato Insiders”) agree that, upon consummation of the Transactions, they will transfer to recipients as set forth on Schedule B attached hereto (the “Recipients”) an aggregate of 765,544 shares of common stock (“Shares”), par value $0.0001 per share, of Legato owned by the Legato Insiders in the amounts set forth on Schedule B. The Shares are currently held in escrow pursuant to an Escrow Agreement entered into in connection with Legato’s initial public offering (“Escrow Agreement”) with American Stock Transfer & Trust Company LLC and shall remain in escrow pursuant to the Escrow Agreement in accordance with its terms and each of the Recipients shall execute any necessary joinder agreement to become a party to such Escrow Agreement. The Shares shall be re-issued in the name of the Recipients either in physical certificate form or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System, as directed by the applicable Recipient. In consideration of the foregoing, the Recipients agree, in both their capacities as members of Southland and as officers and/or managers of Southland, to use the their best efforts to cause Southland to close the Transactions as promptly as possible, hereby acknowledging that all conditions to closing set forth in the Merger Agreement by all parties to the Merger Agreement have been satisfied or otherwise waived.

Each of the Recipients represents and warrants that:

(a) In making the decision to receive the Shares from the Legato Insiders, it has not relied upon any oral or written representations or assurances from the Legato Insiders or any of Legato’s officers, directors, partners or employees or any other representatives or agents. Each Recipient further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Shares;

(b) This Agreement has been validly authorized, executed and delivered by the Recipient, as applicable, and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Recipient, as applicable, does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Recipient is a party which would prevent the Recipient from performing their obligations hereunder or (ii) any law, statute, rule or regulation to which the Recipient is subject;

(c) The Recipient acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors;

(d) The Recipient is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transfer of Shares contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law;

(e) The Recipient is acquiring the Shares solely for investment purposes, for such person’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Recipient has no present arrangement to sell the Shares to or through any person or entity except as may be permitted hereunder;

(f) The Recipient is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Shares. The Recipient is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Recipient is cognizant of and understands the risks related to the acquisition of the Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Recipient is able to bear the economic risk of its investment in the Shares for an indefinite period of time and able to sustain a complete loss of such investment;

(g) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Recipient in connection with the acquisition of the Shares; and

(h) The Recipient understands that the Shares are being offered and sold in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Legato Insiders are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Recipient set forth in this Agreement in order to determine the applicability of such provisions.

Each Legato Insider hereby represents and warrants to the Recipients that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Legato Insider does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Legato Insider is a party which would prevent the Legato Insider from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Insider is subject; and

(b) The Legato Insider (or its designees) is the beneficial owner of the Shares and will transfer them to the Recipients immediately after the consummation of the Transactions free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions contained pursuant to the Escrow Agreement.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, including the conflicts of law provisions and interpretations thereof.

This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

[Signature Page Follows]

Very truly yours,

Eric Rosenfeld

Eric S Rosenfeld 2017 Trust No. 1

By:
Name:	David Sgro
Title:	Trustee

Eric S Rosenfeld 2017 Trust No. 2

By:
Name:	David Sgro
Title:	Trustee

Gregory Monahan

David D Sgro

Adam Jaffe

Shahrez Nadeem

Brian Pratt

[Signature Page to Transfer Letter Agreement]

Accepted and Agreed:

RECIPIENTS

Frankie S. Renda

Rudolph V. Renda

Walter Timmothy Winn

[Signature Page to Transfer Letter Agreement]

Schedule A

Legato Insiders

Name	Number of Shares to be Transferred
Eric Rosenfeld	403,414
Eric S Rosenfeld 2017 Trust No. 1	71,851
Eric S Rosenfeld 2017 Trust No. 2	23,950
David Sgro	73,693
Gregory Monahan	147,386
Adam Jaffe	14,739
Shahrez Nadeem	1,897
Brian Pratt	28,614

Total	765,544	Shares

Schedule B

Recipients

Name	Number of Shares to be Received
Frankie Renda	489,948
Rudy V. Renda	137,798
Walter Tim Winn	137,798

Total	765,544

[Schedule A to Transfer Letter Agreement]

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